Exhibit 5

511 Union Street, Suite 2700 | Nashville, TN 37219 | T 615.244.6380 | F 615.244.6804

Holland & Knight LLP | www.hklaw.com

August 8, 2023

Healthcare Realty Trust Incorporated

3310 West End Avenue, Suite 700

Nashville, Tennessee 37203

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special securities counsel to Healthcare Realty Trust Incorporated, a Maryland corporation (the “Company”), and Healthcare Realty Holdings, L.P., a Delaware limited partnership (the “OP”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by the Company and the OP with the Securities and Exchange Commission relating to the registration of an indeterminate amount of one or more series of (i) shares of Class A common stock, $0.01 par value per share (the “Common Stock”), (ii) warrants to purchase Common Stock (the “Common Stock Warrants”), (iii) shares of preferred stock, $0.01 par value per share (the “Preferred Stock”), (iv) debt securities of the Company (the “Company Debt Securities”), (v) debt securities of the OP (the “OP Debt Securities” and together with the Company Debt Securities, the “Debt Securities”), (vi) guarantees of OP Debt Securities by the Company (the “Guarantees”) and (vii) units consisting of any combination of Common Stock, Common Stock Warrants, Preferred Stock, Debt Securities and/or Guarantees (the “Units” and, together with the Common Stock, the Common Stock Warrants, the Preferred Stock, the Debt Securities and the Guarantees, the “Securities”), all of which Securities may be offered and sold by the Company or, in the case of OP Debt Securities, the OP from time to time as set forth in the prospectus which forms a part of the Registration Statement (the “Prospectus”), and as to be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”).

We have assumed that the issuance, sale, amount and terms of the Securities to be offered from time to time will be duly authorized and determined by proper action of the Board of Directors of the Company, which shall be on behalf of the Company and, as applicable, in the Company’s capacity as the general partner of the OP (each, a “Board Action”), and in accordance with (i) the Fifth Articles of Amendment and Restatement of the Company, as amended through the date hereof (the “Articles of Incorporation”), (ii) the Fourth Amended and Restated Bylaws of the Company, (iii) the Certificate of Limited Partnership of the OP, as amended through the date hereof, (iv) the Second Amended and Restated Agreement of Limited Partnership of the OP, (v) applicable Maryland law and (vi) with respect to the OP Debt Securities, applicable Delaware law. We further assume that (i) any senior Debt Securities will be issued pursuant to one or more senior indentures (each, a “Senior Indenture”) and any subordinated Debt Securities will be issued pursuant to one or more subordinated indentures (each, a “Subordinated Indenture” and, together with each Senior Indenture, an “Indenture”); (ii) any Common Stock Warrants will be issued pursuant to one or more common stock warrant agreements (each, a “Warrant Agreement”) by and between the Company and each recipient of the Common Stock Warrants or, if engaged, the financial institution identified therein as the warrant agent (the “Warrant Agent”); and (iii) the Units will be issued pursuant to one or more unit agreements (each, a “Unit Agreement”).

In connection with this opinion, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

In rendering the following opinion, we express no opinion as to the laws of any jurisdiction other than the Maryland General Corporation Law and the Delaware Revised Uniform Limited Partnership Act, in each case as in effect on the date hereof, and the federal law of the United States to the extent specifically referred to herein. All opinions expressed are as of the date hereof except where expressly stated otherwise.

Atlanta | Austin | Birmingham | Boston | Century City | Charlotte | Chattanooga | Chicago | Dallas | Denver | Fort Lauderdale Houston | Jacksonville | Los Angeles | Miami | Nashville | Newport Beach | New York | Orlando | Philadelphia Portland | Richmond | San Francisco | Stamford | Tallahassee | Tampa | Tysons | Washington, D.C. | West Palm Beach

Based upon, subject to and limited by the foregoing, we are of the opinion that, as of the date hereof:

(1) Upon due authorization by Board Action of an issuance of the Common Stock, and upon issuance and delivery of certificates for the Common Stock against payment therefor in accordance with the terms of such Board Action, any applicable underwriting agreement or sales agreement and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the shares represented by such certificates will be duly authorized and validly issued, fully paid and non-assessable by the Company.

(2) When the Common Stock Warrants have been (a) duly established by the related Warrant Agreement, (b) duly authorized and established by applicable Board Action and, to the extent authentication is required by the related Warrant Agreement, duly authenticated by the recipient of the Common Stock Warrant or, if engaged, the Warrant Agent, and (c) duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of such Board Action, any applicable underwriting agreement, the applicable Warrant Agreement and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Common Stock Warrants will be duly authorized and validly issued, and will be the legal, valid and binding obligations of the Company in accordance with their terms and entitled to the benefits of the Warrant Agreement, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting a creditor’s rights generally and by principals of equity.

(3) When a series of the Preferred Stock has been duly authorized and established by applicable Board Action in accordance with the terms of the Articles of Incorporation and, upon issuance and delivery of certificates for such series of Preferred Stock against payment therefor in accordance with the terms of such Board Action, any applicable underwriting agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the shares represented by such certificates will be duly authorized and validly issued, fully paid and non-assessable by the Company.

(4) When a series of the Debt Securities has been (a) duly established by an Indenture or any supplemental indenture thereto, (b) duly authorized and established by applicable Board Action and duly authenticated by the trustee under such Indenture, and (c) duly executed and delivered on behalf of the Company or the OP, as applicable, against payment therefor in accordance with the terms of such Board Action, any applicable underwriting agreement, the Indenture and any applicable supplemental indenture thereto, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Debt Securities will be the legal, valid and binding obligations of the Company or the OP, as applicable, enforceable against the Company or the OP, as applicable, in accordance with their terms and entitled to the benefits of the Indenture, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting a creditor’s rights generally and by principals of equity.

(5) When a series of the Guarantees has been (a) duly established in accordance with the terms of the applicable Indenture or any supplemental indenture thereto, (b) duly authorized and established by applicable Board Action, and (c) duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of such Board Action, any applicable underwriting agreement, the Indenture and any applicable supplemental indenture thereto, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Guarantees will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting a creditor’s rights generally and by principals of equity.

(6) With respect to the Units, (a) when the applicable Securities relating to the Units have been duly authorized for issuance, and (b) when a series of the Units has been (i) duly established by the related Unit Agreement, (ii) duly authorized and established by applicable Board Action, and (iii) duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of such Board Action, any applicable underwriting agreement, the applicable Unit Agreement and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Units will be duly authorized and validly issued, and will be the legal, valid and binding obligations of the Company in accordance with their terms and entitled to the benefits of the Unit Agreement, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting a creditor’s rights generally and by principals of equity.

To the extent that the obligations of the Company or the OP, as applicable, under an Indenture may be dependent on such matters, we assume for purposes of this opinion that the trustee under such Indenture (the “Trustee”) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

To the extent, if any, that the obligations of the Company under any Warrant Agreement may be dependent on such matters, we assume for purposes of this opinion that the applicable Warrant Agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent is duly qualified to engage in the activities contemplated by the Warrant Agreement; that the Warrant Agreement has been duly authorized, executed and delivered by the Warrant Agent and constitutes the legally valid and binding obligation of the Warrant Agent enforceable against the Warrant Agent in accordance with its terms; that the Warrant Agent is in compliance, with respect to acting as a Warrant Agent under the Warrant Agreement, with all applicable laws and regulations; and that the Warrant Agent has the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement.

We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the transmitting for filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without our prior written consent.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and further consent to the reference to us under the caption “Legal Matters” in the Prospectus. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Holland & Knight LLP

HOLLAND & KNIGHT LLP